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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        SOLARFUN POWER HOLDINGS CO., LTD.



                     Cayman Islands                                                     Not Applicable
(State or other jurisdiction of incorporation or organization)               (I.R.S. employer identification no.)



                    666 Linyang Road
            Qidong, Jiangsu Province 226200                                             Not Applicable
              People's Republic of China                                                  (zip code)
        (Address of principal executive offices)

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            SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:



                  TITLE OF EACH CLASS                                       NAME OF EACH EXCHANGE ON WHICH EACH
                  TO BE SO REGISTERED                                            CLASS IS TO BE REGISTERED
            --------------------------------                                -----------------------------------
            AMERICAN DEPOSITARY SHARES, EACH                                     THE NASDAQ STOCK MARKET LLC
            REPRESENTING 5 ORDINARY SHARES

      ORDINARY SHARES, PAR VALUE $0.0001 PER SHARE                               THE NASDAQ STOCK MARKET LLC*


* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

                             -----------------------

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-139258

     Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Share Capital" and "Description of American Depositary Shares" contained in the prospectus included as part of the Registrant's registration statement on Form F-1 (File No. 333-139258) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

ITEM 2. EXHIBITS.

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.



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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               SOLARFUN POWER HOLDINGS CO., LTD.


Date: December 11, 2006

                                     By: /s/ Yonghua Lu

                                     Name: Yonghua Lu
                                     Title: Chairman and Chief Executive Officer